EXHIBIT 32.2

In connection with the Quarterly Report on Form 10-Q of Eagle Financial Services, Inc. (the "Company") for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I James W. McCarty, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Code Section 1350, as adopted pursuant to Code Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 12, 2003

/s/ JAMES W. MCCARTY, JR.
--------------------------
James W. McCarty, Jr.
Vice President, Chief Financial Officer, and Secretary/Treasurer


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